As filed with the Securities and Exchange Commission on April 26, 2022.
Registration No. 333-261384

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Amendment No. 5
to
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
PHOENIX MOTOR INC.
(Exact name of registrant as specified in its charter)
Delaware	3713	85-4319789
(State or other jurisdiction of incorporation or organization)	(Primary standard industrial classification code number)	(I.R.S. employer identification number)
1500 Lakeview Loop
Anaheim, CA 92807
(909) 987-0815
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)
W. Chris Wang
Chief Financial Officer
Phoenix Motor Inc.
1500 Lakeview Loop
Anaheim, CA 92807
(909) 987-0815
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
Copies to:
Mitchell S. Nussbaum, Esq. David C. Fischer, Esq. Loeb & Loeb LLP 345 Park Avenue New York, NY 10154 Tel: (212) 407-4000	Arila E. Zhou, Esq. Anna Jinhua Wang, Esq. Robinson & Cole LLP Chrysler East Building 666 Third Avenue, 20th Floor New York, NY 10017 Tel: (212) 451-2908
Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company,” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒ Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
This Amendment No. 5 (“Amendment No. 5”) to the Registration Statement on Form S-1 (File No. 333-261384 ) of Phoenix Motor Inc. (Registration Statement) is being filed as an exhibits-only filing to make a correction to Exhibit 107. Accordingly, this amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted

Item 16.   Exhibits and Financial Statement Schedules.
(a) The following exhibits are filed as part of this Registration Statement:
1.1	Form of Underwriting Agreement***
3.1	Certificate of Incorporation of the Registrant, as amended*
3.2	Certificate of Amendment of Phoenix Motor Inc.*
3.3	Bylaws of the Registrant*
3.4	Certificate of Amendment to Amended Certificate of Incorporation of Phoenix Motor Inc.*
3.5	Second Certificate of Amendment to Amended Certificate of Incorporation of Phoenix Motor Inc. dated March 8, 2022.**
4.1	Form of Common Stock Certificate*
4.2	Form of Underwriter Warrant***
4.3	Stock Option Agreement dated January 24, 2021 between the Company and Xiaofeng Peng.*
5.1	Opinion of Loeb & Loeb LLP regarding legality*
10.1	Phoenix Motor Inc. Equity Incentive Plan*
10.2	Form of Phoenix Motor Inc. Incentive Stock Option Agreement*
10.3	Employment Agreement between Dr. Liang Lance Zhou and Phoenix Cars LLC dated March 21, 2022**
10.4	Employment Agreement between Chris Wang and Phoenix Cars, LLC dated Nov 4, 2021*
10.5	Employment Agreement between Ronald Iacobelli and Phoenix Car, LLC dated Oct 7, 2021*
10.6	Dealership Agreement between PMC and CBS dated Feb 22, 2019*
10.7	Statement of Work and Payment Schedule for Southern California Airports Zero Emission Shuttle Transportation*
10.8	Product Supply Master Agreement between Phoenix Motorcars and Romeo Systems dated Sept 8, 2020*
10.9	Service Level Agreement between Phoenix Motorcars and Romeo Systems, Inc. dated Sept 4, 2020*
10.10	Sublease Agreement between Phoenix Cars LLC and NMNC Group dated June 24, 2021*
10.11	SBA EIDL Loan Agreement dated May 26, 2020*
10.12	PPP Loan Agreement dated Jan 21, 2021*
10.13	Sample Purchase Order to Vendor*
10.14	Form of Indemnification Escrow Agreement***
14.1	Code of Ethics of Phoenix Motor Inc. Applicable To Directors, Officers And Employees*
21.1	Subsidiaries of the Registrant*
23.1	Consent of Loeb & Loeb LLP (included in Exhibit 5.1)*
24.1	Power of Attorney (included on signature page)*
99.1	Form of Audit Committee Charter*
99.2	Form of Compensation Committee Charter*
99.3	Consent of John F. Perkowski to be named a director*
99.4	Consent of Sam Van to be named a director*
99.5	Consent of Zhenxing Fu to be named a director*
99.6	Consent of Steven E. Stivers to be named a director*
99.7	Nominating and Corporate Governance Committee Charter*
107	Filing Fee Table**

*
Previously filed.

**
Filed herewith.

***
To be filed via amendment.

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SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in Ontario, California, on April 26, 2022.
PHOENIX MOTOR INC.
By: /s/ Liang Lance Zhou Name: Liang Lance Zhou Title: Chief Executive Officer (principal executive officer)
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated.
Signature	Title	Date
/s/ Liang Lance Zhou Liang Lance Zhou	Chief Executive Officer and Director (principal executive officer)	April 26, 2022
/s/ Chris Wang Chris Wang	Chief Financial Officer (principal financial and accounting officer)	April 26, 2022
* Tarek Helou	Chief Operating Officer	April 26, 2022
* Denton Peng	Chairman and Director	April 26, 2022
* HoongKhoeng Cheong	Director	April 26, 2022
* By:/s/ Chris Wang Attorney-in-Fact

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